Exhibit 10.17

                                    AGREEMENT

      This DEVELOPMENT AGREEMENT (the "Agreement"), is made and entered into effective as of the 11th day of February, 1997 by and between EXECUTONE INFORMATION SYSTEMS, INC., a Virginia corporation ("Executone"), UNISTAR ENTERTAINMENT, INC. a Colorado corporation ("Unistar") and CASINOWORLD HOLDINGS, LTD., a Delaware corporation ("CWH") (collectively referred to as the "Parties").


                                    RECITALS

      A. Executone, through its subsidiary, Unistar, desires to offer a new Internet service and software application to offer a lottery, lottery-style games or other games over the Internet from a website.

      B. CWH has developed certain proprietary software and hardware applications, know-how, trade secrets, copyrights and trademarks, and has obtained certain license(s) to software for use by Content Providers on the Internet.

      C. Executone and Unistar desire to retain CWH, and CWH desires to be retained by Executone and Unistar to manage the Project (as defined below) wherein CWH will integrate its Proprietary Technology and Current Software with the developed New Software and shall create, develop and implement the Work Product (as defined below) which will be a part of this Project.

      In consideration of the promises contained herein, the Parties agree as follows:


      1. DEFINITIONS.

           1.1. "Web Pages" shall mean the layout and content for a Site related to the Project available on the Internet and in conformance with the specifications set forth in Exhibit A. The term "Web Pages" shall be deemed to include all artwork, text, sound, animation, video, source code or scripts used in connection with the Web Pages.

           1.2. "Software" shall mean the object and source code versions of the computer software or applications meeting the specifications set forth in Exhibit A and developed or being developed by CWH as well as the object version of computer programs licensed by CWH. The term "Software" shall generally refer to code (source and object) of computer programs developed, or being developed by CWH, or code (object only) of computer programs licensed for use by CWH which shall connect the client, the gaming server and the business server as more fully described in Exhibit A. "Software" also shall be deemed to include all operating instructions, operating manuals, subsystems, subroutines, ideas, specifications, and descriptions of the Software as they exist and are available as a result of development or licensing of the Software. The term "Software" shall not include the computer programs being developed by Random Games, Inc. or Stellcom Technologies, Inc.

            1.3. "Stellcom Software" shall mean the object and source code versions of computer software and applications being developed by Stellcom Technologies, Inc. pursuant to the agreement between Stellcom Technologies, Inc. and CWH dated January 10, 1997.

            1.4. "Random Games Software" shall mean the object and source code versions of the computer software and applications being developed by Random Games, Inc. pursuant to the agreement between Random Games, Inc. and CWH dated September 20, 1996.

            1.5. "Project" shall mean all work related to the creation, integration, delivery and acceptance of the Work Product as set forth in the Functional Specification document dated December 3, 1996, the addendum dated December 24, 1996, the addendum dated January 7, 1997, and Exhibit A.

            1.6. "Site" shall mean the Virtual Lottery(TM) domain at http//www.nilgaming.com, or such other URLs as Unistar may decide is necessary to operate the Virtual Lottery(TM) website, accessible as a website via the Internet running on a server(s) to be located on the Coeur d'Alene Indian Tribe Reservation (the "Reservation") in Coeur d' Alene, Idaho.

            1.7. "Proprietary Technology" shall mean CWH's know-how, whether patented or unpatented, registered or unregistered, copyrighted or uncopyrighted, confidential or disclosed, or acquired by assignment, license, or other means. The term Proprietary Technology shall include, but shall not be limited to CWH's Virtual CasinoWorld(TM).

            1.8. "Virtual Lottery" shall mean Unistar's unique identity lottery software application(s) derived from CWH's Virtual CasinoWorld(TM) template, operating on the Website referred to as the National Indian Lottery ("NIL").

            1.9. "Content Provider" shall mean Unistar which shall generate all content to be posted on the Site.

            1.10. "Current Software" shall mean the Software developed by CWH, as implemented and operational at CWH's affiliated Websites at http:\\www\vcasino.com, http:\\www.worldclass.com\nil, http:\\www.crownepalace.com, and http:\\www.vcw.com, or as hereafter developed by CWH and as delivered in source code and object code form to Unistar.

            1.11. "New Software" shall mean the Internet Software system derived from CWH's template to be referred to as the National Indian Lottery, which shall include the object and source code versions of computer software and applications being developed by Stellcom Technologies, Inc., pursuant to the agreement between CWH and Stellcom dated January 10, 1997, as well as the object and source code versions of computer software and applications being developed by Random Games, Inc., pursuant to the agreement between CWH and Random dated September 20, 1996. This definition shall not include, and shall specifically exclude any and all software and applications being developed by either Stellcom or Random for CWH on any contracts not related to this Agreement.

            1.12. "Work Product" shall mean the Current Software, Software, Web Pages, and New Software.

            1.13. "Internet" shall mean a global web of computer networks accessible through telephonic means by computer for specific uses, including, but not limited to recreational activities, including games, ticket purchases, information, and related support activities, also commonly referred to as a "network of networks".


      2. SERVICES. In connection with the Project, CWH will provide the following general services (the "Services"):

                  a. manage the Project;
                  b. consult with Executone or Unistar on the design and
                     specifications of the Web Pages;
                  c. consult with Executone or Unistar on the design and
                     specifications of the Software;
                  d. design the Web Pages;
                  e. design the Software;
                  f. coordinate  all  necessary  approvals  required  hereunder by Executone or Unistar;
                  g. write and debug the Software;
                  h. write and debug the Web Pages;
                  i. install  the  Software  and the Web Pages at the  location designated  by Unistar;
                  j. demonstrate  the Software  and the Web Pages to  Executone and Unistar at the designated location;
                  k. CWH shall,  during  the  thirty  (30) days  following
                     final acceptance, provide not more than five (5) days of overview training to Unistar's designated employee(s) in the use and maintenance of the Work Product. Said training shall require that the designated
                     representative   demonstrate   a  thorough   knowledge  of
                     standard application management (i.e., CWH shall not be responsible for training anyone to become the system operator). Executone or Unistar shall reimburse CWH for all actual expenses incurred during travel to Unistar's facility;
                  l. CWH shall provide technical support and system maintenance consulting for a period of one (1) year after the expiration of the Warranty Period on a time and materials basis at CWH's hourly billing rate; and
                  m. CWH shall be available to meet at reasonable times with
                     Unistar representatives at Executone headquarters or other locations designated by Unistar. Any travel, lodging or other direct costs associated with any meeting will be billed to Unistar at CWH's actual cost.

      3. SOFTWARE AND WEB PAGE DEVELOPMENT. In addition to the Services generally described above, CWH also hereby agrees to the following:

            3.1. CWH has commenced and will diligently proceed with the development of the Project which Project will comply, in all material respects, with the specifications and standards set forth on Exhibit A (the `Specifications"). In the event that CWH is required to acquire any third-party software, hardware or related materials in order to ensure the complete and successful operation of the Project that is not anticipated, described or contemplated by the Specifications, CWH shall notify Unistar and Executone of such requirements which shall be approved and directly paid for by Executone or Unistar. Nothing in this Section shall obligate CWH to develop or acquire software not called for by the Specifications, nor is CWH obligated to acquire any third-party software, hardware or related materials as part of the Specifications except as approved and paid for by Executone.

            3.2. CWH will commit and utilize reasonable commercial resources within the scope of this Agreement to complete, and subject to the terms of the Notice and Acceptance provisions of this Agreement, shall complete development of the Project within the development timetable set forth in Exhibit B.


      4. LABOR.

            4.1. CWH will provide personnel and services in accordance with this Agreement, and such personnel will possess the skills to ensure that the Project is completed in a timely and efficient manner and in accordance with generally accepted standards of quality and workmanship in the industry.

            4.2. CWH will assign Bernie Tyler to work on the development of the Work Product and act as the Project Coordinator. CWH will be responsible for coordinating with the work of others on the Project to use reasonable commercial efforts to have others provide their work in a timely and orderly fashion. CWH may change the Project Coordinator, subject to a reasonable advance notice by CWH, so long as any change from Bernie Tyler is of equal or greater skills in terms of project management experience, and so long as such replacement can be acquired without costs in excess of current fees paid to the Project Coordinator.


      5. REPORTS AND DOCUMENTATION. CWH will develop a list of specific deliverables required to complete the Project ("Deliverables") and shall designate the milestones on the timetable attached hereto as Exhibit B. CWH shall use reasonable commercial efforts to deliver the Deliverables in conformance with the specified milestone. Failure by third parties contracted by Executone or Unistar to deliver Deliverables required by CWH in order to meet the milestones and causing CWH to miss such milestones will not constitute breach of this Section by CWH.


      6. SCHEDULE.

            6.1. Time is of the essence with respect to the performance of both party's obligations hereunder. CWH will deliver the Web Pages and the Software in accordance with the Specifications and in accordance with the schedule set forth in Exhibit B.

            6.2. If CWH fails to create or deliver any Deliverable of the Project or to perform Services on or before the dates specified in Exhibit B, so long as such failure is not due to Executone's or Unistar's failure to provide Deliverables, in a timely manner, requested by CWH and necessary to support CWH's performance of this Agreement, any such failure will constitute a default of this Agreement. Upon occurrence of any CWH Default, as described in Section 17, and at any time thereafter, in addition to all other rights and remedies available under applicable law, this Agreement or otherwise, Executone and Unistar shall, at their option, be entitled to terminate this Agreement without any further obligation to CWH except for any obligations, including payment obligations, that have occurred on or before the date of such termination, with or without notice or consent by CWH.


      7. ASSIGNMENT AND LICENSING OF RIGHTS.

            7.1. CWH hereby agrees that any and all of its right, title, and interest in and to the Software and Current Software, as incorporated into, delivered and accepted as the Work Product, including all electronic media and interfaces related thereto, developed pursuant to the Agreement, including, but not limited to, all copyrights, inventions, discoveries, improvements, ideas, trade secrets, know-how, confidential information, trademarks and all other intellectual property pertaining to the Work Product , except as specifically set forth in Section 7.2 shall be jointly owned by Unistar and CWH, subject to payment and acceptance by Executone. CWH and Unistar also agree that all right, title and interest in and to the Stellcom Software shall be jointly owned by Unistar and CWH, subject to payment and acceptance by Executone (Collectively referred to as "Joint Property"). Both CWH and Unistar shall be free to copy, distribute, license or otherwise make use of the Joint Property without being obligated to account to the other party for the receipt of any consideration received by a party for such use, subject to the provisions and conditions of Paragraph 23. CWH and Unistar hereby agree to take whatever steps may be necessary to ensure the Joint Property will be jointly owned without any additional compensation. Nothing in this Agreement shall be construed as any ownership by Executone of CWH's Virtual CasinoWorld(TM) gaming system.

            7.2. CWH hereby agrees and acknowledges that any and all right, title and interest in and to the Web Pages developed pursuant to the Agreement, including but not limited to, all copyrights, trademarks, ideas, trade secrets, know-how, confidential information and all other intellectual property pertaining to the Web Pages shall be owned solely by Unistar. CWH and Unistar acknowledge and agree that all right, title and interest in and to the Random Games Software also shall be owned solely by Unistar. (Collectively, the "Unistar Property"). Title to the Web Pages will pass from CWH to Unistar as the Web Pages are accepted and paid for by Unistar. The Unistar Property will be the sole property of Unistar and Unistar will have the sole right to determine the treatment of any such Unistar Property, including the right to keep such Unistar Property as trade secrets, to file registrations for copyright or trademark on them in its own name, or to follow any other procedure that Unistar deems appropriate. CWH agrees: (a) to disclose promptly in writing to Unistar all Unistar Property; (b) to cooperate with and assist Unistar to apply for, and to execute any applications and/or assignments reasonably necessary to obtain, any copyright, trademark or other statutory protection for the Unistar Property in Unistar's name as Unistar deems appropriate; and (c) to otherwise treat all Unistar Property as "Confidential Information", as defined herein. These obligations to disclose, assist, execute and keep confidential will survive the expiration or termination of the Agreement. In addition, CWH hereby grants and transfers all right and title to and possession of the media and documentation (including source code) that pertain to, are associated with or constitute all copies of the Random Games Software, Web Pages and their respective component parts.

            7.3. Subject to the terms and conditions of the Agreement, CWH hereby grants to Unistar, and Unistar hereby accepts from CWH, a perpetual, nonexclusive, transferable, irrevocable, fully paid-up, license to use the materials listed on Exhibit C for whatever purposes Unistar wishes.


      8. ESCROW. CWH hereby agrees, at the sole and complete cost of Executone or Unistar, to escrow a copy of the source code, HTML code or other code (whether object or source code) for all elements or portions of the Web Pages and the Work Product not provided to Executone or Unistar in source code form (the "Escrow Materials"), with a third party agent acceptable to Executone or Unistar and under contractual terms acceptable to Executone or Unistar. Any such escrow agreement will at least allow for Unistar and Executone access to the Escrow Materials if CWH is declared bankrupt or files for bankruptcy. The Parties currently know of no software that will have to be escrowed pursuant to this Section.


      9. TERM. Unless earlier terminated as provided in this Agreement, this Agreement shall terminate upon the expiration of the Warranty Period as defined in Paragraph 12.


      10. TERMINATION. Either Party may terminate this Agreement for the other's default as defined in Section 17 or Section 18 of this Agreement. Upon occurrence of any Notice of Termination, in addition to all other rights and remedies available under the Uniform Commercial Code of California or other applicable law, this Agreement or otherwise, a Party shall, at their option, be entitled to terminate this Agreement without any further obligation to the other Parties except for any obligations, including payment obligations, that have occurred on or before the date of such termination, with or without notice to or consent, except if such notice, consent, or judicial process is expressly required by law. If Executone or Unistar terminates this Agreement, Executone or Unistar may elect to contract with another party to complete the Project in accordance with the designs and specifications without payment of any royalty or other fee to CWH.


      11. POINT OF CONTACT. CWH will obtain authorizations, information and approvals reasonably requested from Executone or Unistar during the performance of the Agreement from Bob Hopwood (the "Point of Contact"). Unistar may change the Point of Contact, subject to reasonable advance notice by Unistar, so long as any change from Bob Hopwood is of equal or greater skills.


      12. WARRANTY. CWH hereby warrants that the completed work performed by it pursuant to the Agreement, including all services, labor and all elements of the Work Product, shall execute in accordance with the specifications for a period of six (6) months from the date of final acceptance of the Work Product by Unistar. Any correction shall be furnished in a form reasonably selected by Unistar, including correction documentation, corrected code, or a restriction or bypass. If Unistar reports to CWH a failure of any portion of the Work Product or the Documentation to conform to the foregoing warranties during the applicable Warranty Period, and provides such reasonable detail as CWH may reasonably require to permit CWH, using reasonable commercial efforts, to reproduce such failure, CWH, at its expense, shall use reasonable commercial efforts to repair or replace the incorrect portion of the Project to correct such failure. CWH must use reasonable commercial efforts to reproduce any failure. This warranty shall not apply to any portion of the Project if it has been modified by Executone or Unistar or any third party.

      Should any future operating system or network system not in existence today become commercially viable and/or desirable as a platform for the Work Product during the first three (3) years following commercial release of the Work Product, CWH agrees to make reasonable efforts to give Executone and Unistar the highest priority in scheduling labor for any conversion and/or translation upgrade desired at then prevailing rates.

      THE FOREGOING STATES CWH'S SOLE AND EXCLUSIVE WARRANTY TO CUSTOMER CONCERNING THE PERFORMANCE OF THE WORK PRODUCT. EXCEPT FOR THE EXPRESS WARRANTIES STATED IN THIS AGREEMENT, CWH MAKES NO ADDITIONAL WARRANTIES, EXPRESS, IMPLIED, ARISING FROM COURSE OF DEALING OR USAGE OF TRADE, OR STATUTORY, AS TO THE WORK PRODUCT, OR ANY MATTER WHATSOEVER IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT OF THIRD PARTY RIGHTS ARE EXPRESSLY EXCLUDED.


      13. FINAL ACCEPTANCE.

            13.1. Deliverables. CWH will develop a list of specific Deliverables required to complete the development of the Project, per Exhibit B, and shall designate the milestone on the Milestone Schedule to which each such Deliverable applies. CWH shall use reasonable commercial efforts to deliver the applicable Deliverable not later than the date specified as the milestone date for each Deliverable. Failure by third parties contracted by Executone or Unistar to deliver Deliverables required by CWH in order to meet the Milestone Schedule and causing CWH to miss such milestones will not constitute a breach of this Section by CWH. Failure by providers of hardware to deliver Deliverables required by CWH in order to meet the Milestone Schedule causing CWH to miss such milestones will not constitute a breach of this Section by CWH.

            13.2. Acceptance.

                  a. Unistar shall test or review each Deliverable, within the time period indicated in Exhibit B after delivery by CWH, to determine if it meets the applicable portion(s) of the Specifications. Unistar shall either accept or reject the Deliverable, in writing, within such period. The Deliverable will be deemed to have been accepted by Unistar if CWH does not receive such written acceptance or rejection within the time period indicated for each Deliverable in Exhibit B. Any rejection by Unistar must set forth with particularity the reason why Unistar is rejecting the Deliverable. CWH will use reasonable commercial efforts to correct any Deliverable so rejected within two
(2) days provided that it is reproducible by CWH using its reasonable commercial efforts. CWH must use its commercial efforts to reproduce any failure. CWH will resubmit such corrected Deliverable to Unistar for acceptance. Unistar will, within the days, as indicated in Exhibit B, of such redelivery, provide CWH with written acceptance or a rejection. Failure to accept or reject within this period shall be deemed acceptance of the Deliverable by Unistar.

                  b. Final Acceptance. Executone and Unistar shall have thirty
(30) days from the date on which CWH delivers the Work Product to examine and test the Work Product to determine whether it executes in accordance with the Specifications. Within such period, Executone and Unistar shall provide CWH with written acceptance or a statement of any errors to be corrected. This acceptance procedure pertains to the Work Product as delivered by CWH and does not apply to any errors in the Work Product which are a result of any additions, modifications or changes in the Work Product implemented by Executone and Unistar or third parties. The Work Product will be deemed to have been accepted by Executone and Unistar if CWH does not receive such written acceptance or statement of errors within such thirty (30) day time period. CWH shall use reasonable commercial efforts to correct any such error within five (5) days which is reproducible by CWH using its reasonable commercial efforts and will redeliver the Work Product to Executone and Unistar at no additional cost to Executone or Unistar. CWH must use its reasonable commercial efforts to reproduce any failure. Executone and Unistar will then have an additional fifteen (15) days to evaluate the Work Product and either accept or reject the Work Product in conformance with the terms of this Section. If Executone or Unistar rejects the Work Product for a third time, CWH shall be deemed in breach of this Agreement and Executone and Unistar shall have the right to terminate as set forth in Section 10, without limitation to any other rights Executone and Unistar may have. The Work Product will be deemed to have been accepted by Executone and Unistar if CWH does not receive such written acceptance or a statement of errors within the initial thirty (30) day period or any subsequent fifteen (15) day period.

                  c. Training. CWH shall provide Unistar, during the ninety (90) days immediately following acceptance of the "Work Product" initial technical training in the installation and use of the Work Product, not to exceed five (5) days of instruction, at Unistar's designated facilities. CWH shall bill and Unistar shall pay, within fifteen (15) days of the date of the invoice, all actual expenses incurred during travel to Unistar's designated facilities.

                  d. Testing of the Project, Web Pages or Software. Prior to final acceptance, CWH will test the Project, Web Pages or Software in accordance with CWH's acceptance test as generally approved by Executone and Unistar. CWH's acceptance test shall be written in to test both the functions and performance specified in the Functional Specifications. CWH's acceptance test will be supplied to Executone and Unistar by CWH prior to or at the time of delivery of the Work Product in accordance with Exhibit B. Executone or Unistar will monitor the acceptance testing performed by CWH and CWH agrees to give Executone and Unistar sufficient written notice to enable Executone or Unistar to attend.


      14. COMPENSATION.

            14.1. As compensation for the Services provided by CWH hereunder, and the rights granted herein, payment shall be on a time and materials basis where time is to be paid at Eighty Dollars ($80) per hour spent on the Project where costs have been incurred by CWH employees or consultants, and actual costs incurred for material and travel ("Compensation"). CWH shall submit an invoice for all costs incurred by CWH pursuant to this Agreement.

            14.2. Without the prior written approval of Executone or Unistar, in no event will the total Compensation invoiced under the Agreement exceed Four Hundred Thousand Dollars ($400,000). CWH hereby acknowledges the receipt of One Hundred Seventy-five Thousand Dollars ($175,000) under the Agreement which Executone or Unistar has already paid to CWH as compensation under this Agreement.

            14.3. All invoices submitted by CWH must contain a detailed application for payment, including: (a) detailed explanation of all materials furnished, with receipts, and back-up documentation, including detailed time reports, and (b) a waiver of liens for all materials furnished. Shipping and insurance expenses will be subject to the prior written approval of Executone or Unistar based on written estimates submitted by CWH. Expenses over One Thousand Dollars ($1,000) must be approved in writing in advance by Executone or Unistar. Executone or Unistar will pay CWH in accordance with each invoice within ten
(10) days of Executone's or Unistar's receipt of each such invoice.

            14.4. Unistar and Executone shall indemnify and hold CWH harmless against any disputes arising between Unistar and any subcontractors under assigned subcontracts as long as such dispute does not involve any Deliverable owed by CWH.


      15. REPRESENTATIONS,   WARRANTIES  AND  COVENANTS  OF  EXECUTONE.
Executone  and  Unistar represent to CWH the following:

            15.1. Authority. Executone and Unistar have all necessary power and authority to execute, deliver and perform their obligations under the Agreement, and that the execution, delivery and performance by Executone and Unistar of the Agreement has been duly authorized by all necessary action on the part of Executone and Unistar and requires no additional consent to be effective.

            15.2. Enforceability.   The  Agreement   constitutes   a  legal,
valid and binding obligation of Executone and Unistar enforceable against Executone and Unistar in accordance with its terms.

            15.3. Capitalization. Executone is financially solvent, able to pay its debts as they mature, and possesses sufficient working capital to complete its obligations under the Agreement.

            15.4. Legality. Executone and Unistar represent and warrant to CWH that (i) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of Executone or Unistar is required in connection with the consummation of the transactions contemplated by this Agreement; (ii) there is no action, suit, proceeding or investigation pending or currently threatened against Executone or Unistar which questions the validity of this Agreement or the right of Executone and Unistar to enter into it, or to consummate the transactions contemplated hereby; (iii) Unistar has, and is in compliance with, all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it and believes it can obtain any similar authority for the conduct of its business as planned to be conducted; and (iv) to Executone's and Unistar's knowledge Executone and Unistar are in compliance in all material respects with all federal or state statutes, rules or regulations applicable to the transactions contemplated by this Agreement and the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby will not result in any such violation or cause the suspension, revocation, impairment, forfeiture, or non-renewal of any material permit, license, authorization, or approval applicable to the Virtual Lottery(TM).

            15.5. Non-reliance. Executone and Unistar acknowledge and agree that they are not relying on CWH to advise it with respect to legal or regulatory compliance in connection with the Virtual Lottery(TM) or any other uses of the Work Product and that Executone and Unistar are making their own determinations with respect thereto and is relying on its own legal counsel to advise it in connection therewith. Notwithstanding the foregoing, each Party mutually acknowledges the existence of regulatory jurisdiction of national and subnational, and covenants and agrees to cooperate at its own expenses with all such units to obtain any regulatory review, license, concession, or other permission such units may reasonably require.

            15.6. Indemnification. Executone and Unistar will defend, indemnify and hold harmless CWH, its officers, directors, shareholders, employees or agents for any losses, liabilities, costs or expenses due to a breach of a representation or warranty made by Executone to CWH pursuant to Section 15.4 or due to any action or proceeding by any Federal, state, or local government authority related to Executone's use (including, but not limited to marketing) of the Work Product in any jurisdiction.


      16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF CWH. CWH represents to Executone the following:

            16.1. Authority. CWH has all necessary power and authority to execute, deliver and perform its obligations under the Agreement, and that the execution, delivery and performance by CWH of this Agreement has been duly authorized by all necessary action on the part of CWH and requires no additional consent to be effective.

            16.2. Enforceability. The Agreement constitutes a legal, valid and binding obligation of CWH enforceable against CWH in accordance with its terms.

            16.3. Title to the Work Product. CWH warrants that all titles and licenses specified herein to the Work Product will be good, that the Work Product will be free from all security interests, claims, demands, liens and other encumbrances. CWH will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, any such further acts, instruments, papers and documents as may be necessary to transfer good title to Unistar to the Web Pages and an unlimited license to use the items set forth in Exhibit C without any additional compensation. The Web Pages furnished by CWH in the course of CWH's performance of Services hereunder will belong to Unistar, except as set forth in Exhibit C. The Software furnished by CWH in the course of CWH's performance of services hereunder will be jointly owned, except as set forth in Section 7.2.

            16.4. Intellectual Property. CWH further represents and warrants that it has no knowledge or any reason to know of any claim of infringement of, and that the Work Product does not infringe, any patent, copyright, trademark, or misappropriate any trade secret or other proprietary right of any third party as a result of the performance of the obligations under the Agreement and the creation and development of the Work Product.

            16.5. Cooperation. CWH will cooperate and coordinate with Unistar and Executone and all Project contractors and consultants in furthering the interests of Unistar and Executone in completing the Work Product, consistent with the terms and conditions of the Agreement.

            16.6. Audits and Records. CWH, its employees and agents will maintain detailed and accurate books and records of account with respect to activities undertaken on behalf of Executone and Unistar, including original receipts. Records of disbursements must indicate the check number, dollar amount, identity of the payee and reason for the expenditure. CWH will provide periodic reports as and when reasonably requested by Executone or Unistar on 14 days prior written notice and a final accounting within 60 days of the completion of all Services. The final accounting must include an itemization of all expenses incurred and must be certified by an appropriate officer or authorized representative of CWH. Upon Executone's or Unistar's request, during the term of the Agreement and for six months following the expiration, cancellation or termination of the Agreement, Executone, Unistar or their designated agent may inspect, review and copy CWH's books and records at reasonable times during normal business hours upon 14 days prior written notice to CWH and at the expense of Executone or Unistar.


      17. DEFAULT BY CWH. During the term of the Agreement, the occurrence of one or more of the following events will be deemed a "CWH Default".

            17.1. If CWH defaults in any material respect in the observance or performance of any covenant, condition or obligation of CWH contained herein (including without limitation, failure to use reasonable commercial efforts to correct or reproduce a reported failure of the Work Product or any Deliverable under Section 12 or 13) or CWH makes any material false or misleading statement in any certificate or document made or given pursuant to the Agreement, and such default continues for fourteen (14) days after written notice to CWH specifying the default and demanding that the same be remedied; provided, however, that if such default relates to CWH's failure to comply with the timetable set forth in Exhibit B, CWH will have no more than five days after the date of any written notice to cure such default.

            17.2. If CWH (a) files a petition commencing a voluntary bankruptcy or similar proceeding under any applicable bankruptcy or similar law or (b) is declared bankrupt or insolvent under any law relating to bankruptcy.

            17.3. If a custodian, receiver, trustee or liquidator is appointed in any proceeding brought against CWH and is not discharged within sixty (60) days after such appointment.


      18. DEFAULT BY EXECUTONE OR UNISTAR. During the term of the Agreement, the occurrence of one or more of the following events will be deemed a "Executone Default":

            18.1. If Executone or Unistar defaults in any material respect in the observance or performance of any covenant, condition or obligation of Executone or Unistar contained herein and such default continues for fourteen
(14) days after written notice to Executone or Unistar specifying the default and demanding that the same be remedied; provided, however, that any breach relating to payments due under this Agreement as defined in Exhibit B must be cured within five (5) days after written notice to Executone and Unistar.

            18.2. If Executone or Unistar (a) files a petition commencing a voluntary bankruptcy or similar proceeding under any applicable bankruptcy or similar law or (b) is declared bankrupt or insolvent under any law relating to bankruptcy.

            18.3. If a custodian, receiver, trustee or liquidator is appointed in any proceeding brought against Executone or Unistar and is not discharged within 60 days after such appointment.


      19. REMEDIES.

            19.1 Nonconforming Materials. If Executone or Unistar discovers that any part of the Work Product supplied by CWH hereunder fails to conform to the warranties set forth in Section 12, then CWH will, at no cost to Executone or Unistar, promptly replace or modify any such nonconforming Work Product so that it conforms to the above warranties. The cost of transporting repaired or modified Work Product will be borne by CWH. The repaired or modified item will be covered by the warranty given above, and nonconforming conditions will be subject to this remedy. Nothing in this section will be deemed to prohibit Executone, Unistar or CWH from exercising its rights to recover any and all damages suffered as a result of the breach of warranty.

            19.2. Timeliness. Both Parties will perform its remedial obligations hereunder in a timely manner consistent with the other party's reasonable requirements and the continuous, uninterrupted operation of the Project and the maintenance of quality and uninterrupted services during the Project. If a party is unable to remedy such nonconformity during a time period consistent with this Agreement, the other party may undertake to remedy the nonconformity, and in such case the breaching party will reimburse the other party for any reasonable expenses thereby incurred. If Executone or Unistar terminates this Agreement, Executone or Unistar may elect to contract with another party to complete the Project in accordance with the designs and specifications without payment of any royalty or other fee to CWH.

            19.3. Nonexclusivity. No party's remedies set forth in this Section 19 will not be exclusive, but will be cumulative and may be exercised concurrently or consecutively, and will be in addition to all other remedies any party may have under the Agreement or provided by law.


      20. CWH'S INDEMNITY. CWH agrees to indemnify and hold harmless Executone, Unistar, their affiliates and their respective officers, employees, directors and agents from all claims, liabilities, costs and expenses, including reasonable attorneys' fees that arise from, or may be attributable to, any claim of patent, copyright or trade secret infringement by any third party related to the manufacture, sale, operation or use of the Work Product as accepted by Executone or Unistar and excluding any misuse or modifications by Executone or Unistar or a third party. CWH's obligation to indemnify and hold harmless will expire eighteen (18) months after the termination of the Warranty Period.


      21. MAINTENANCE AFTER WARRANTY. CWH agrees to provide maintenance support for the Project on a time and materials basis at CWH's then applicable rates. In addition, at Executone's or Unistar's request, CWH will provide its standard software maintenance services, in accordance with the terms and conditions of CWH's then Software maintenance agreement for a period of one (1) year on a time and materials basis. CWH also agrees to provide consulting services on a time and materials basis, at CWH's then applicable rates, to implement any additions, modifications, enhancements or changes to the Project desired by Executone or Unistar. Any travel, lodging or other direct costs associated with maintenance or consulting services will be billed to Executone or Unistar by CWH at CWH's actual cost. However, any fees or costs to be charged to Executone or Unistar under this section shall be no more than the lowest charges or costs charged by CWH to any other party.


      22. DISPUTE RESOLUTION.

            22.1. Intent. It is the intention of the Parties to make a good faith effort to resolve, without resort to arbitration, any Dispute (as defined below) according to the procedures set forth in this Section. A "Dispute" is any controversy or claim arising out of or relating to the Agreement or any breach, termination or invalidity hereof.

            22.2. Procedure. CWH's, Executone's and Unistar's designated representatives will attempt to resolve all Disputes by negotiation. In the event a Dispute cannot be resolved promptly by CWH's and Executone's or Unistar's representatives, each party will immediately designate a senior executive with authority to resolve the Dispute. The designated senior executives will promptly begin discussions in an effort to agree upon a resolution of the Dispute. If the senior executives do not agree upon a resolution of the Dispute within 10 days of the referral to them, either party may elect to abandon negotiations. If a Dispute cannot be resolved pursuant to the procedures outlined in this Section, the Parties will then proceed to arbitration.

            22.3. Arbitration. All claims, demands, or disputes of any kind between the Parties arising under or related to this Agreement shall first be submitted to mediation before a single mediator selected by the Parties. If after thirty (30) days after such mediation has been initiated, the dispute has not been resolved to the satisfaction of both Parties, the Parties shall then submit the dispute to binding arbitration conducted in the English language in San Diego, California, under the rules of the American Arbitration Association. Each party shall select an arbitrator, after which the arbitrators selected by each party shall select a third arbitrator. Any award from the panel of arbitrators shall be confirmable in any court of competent jurisdiction and shall be entered as a judgment enforceable by the prevailing party. Any award from the panel of arbitrators shall include an award of reasonable attorney's fees and costs to the prevailing party. The Parties agree that discovery in accordance with the federal rules of civil procedure will be available in any such arbitration, provided that neither party may take more than two (2) depositions, propound more than ten (10) requests for admissions, propound more than two (2) interrogatories, make more than one (1) request for production of documents and that all documents requested will be produced within five (5) days of any request, all interrogatories and requests for admissions will be answered within fifteen (15) days and all depositions will be taken before the expiration of the thirty-first day (31 st) day after the initiation of arbitration.


      23. COVENANT NOT TO COMPETE.

            23.1. Agreement by CWH. CWH agrees not to use any of the Work Product to compete with Executone or Unistar in any aspect (including without limitation, system development or management) of any Class II or III regulated gaming to be offered by any Native American Indian tribe as federally recognized by the United States. CWH, its parents, subsidiaries, affiliates, officers, directors, shareholders, and employees shall not use any information disclosed by Executone, including but not limited to Executone's business prospects and opportunities, business connections and their identity, needs or requirements, whether confidential or not, and deal, directly or indirectly without Executone, with any individual or entity Executone identifies as included in the definition of Native Tribes as described above, in the course of this Agreement.

            23.2. Agreement by Executone. Executone and Unistar agree not to use any of the Work Product to compete with CWH in any aspect (including without limitation, system development or management) of any regulated non-Indian casinos domiciled outside the United States to operate a virtual casino. Executone, its parents, subsidiaries, affiliates, officers, directors, shareholders, and employees shall not use any information disclosed by CWH, including but not limited to CWH's business prospects and opportunities, business connections and their identity, needs or requirements, whether confidential or not, and deal, directly or indirectly without CWH, with any individual or entity CWH identifies as included in the definition of a regulated non-Indian casino as described above, in the course of this Agreement.

            23.3. Notice of Third Party Solicitation. Each Party shall provide prompt notice to the other if a third party requests or expresses interest in the other Party's Work Product as described above.

            23.4. Continuing Nature of Obligations. The obligations under this Paragraph 23 shall survive the expiration of termination of this Agreement, and shall be binding upon each of the Party's, their employees, administrators, legal representatives, and assigns.

            23.5. Notification of Prospective Customers and Others. Each Party shall notify in writing all subsequent prospective customers or any other actual or potential customers, before entering into any contractual relationship, respectively, of their continuing obligations to the other Party under this Agreement.

            23.6. Agreement With Officers, Directors, and Employees. Each Party expressly warrants that all its employees performing work on this Project and all officers and directors having knowledge of this Agreement do hereby accept and be bound by each and every obligation in this Paragraph 23.

            23.7. The Parties recognize the unique and irreplaceable nature of the Work Product to each Party's future business prospects and agree any competitive use by the other Party shall cause irreparable injury to the non-offending Party not adequately compensated by money damages. Accordingly, upon any actual or threatened breach of this Paragraph 23, the non-offending Party shall be entitled to obtain equitable relief including a temporary restraining order, preliminary injunction, and permanent injunction, without the need to post any bond or other security and without having to demonstrate any special or unique damages. This provision shall not limit the right of the non-offending Party to seek money damages or other relief at law or equity. The prevailing Party shall be entitled to its reasonable attorney's fees and costs if it prevails, in whole or in part, in any such action.


      24. GENERAL.

            24.1. Independent Contractor. CWH is an independent contractor, and the Agreement will not be construed to create an association, partnership, joint venture, relation of principal and agent or employer and employee between Executone, Unistar and CWH or its agents within the meaning of any federal, state or local law. CWH will not enter into any agreement, oral or written, on behalf of Executone or Unistar or otherwise obligate Executone or Unistar without Executone's or Unistar's advance written approval which shall not be unreasonably withheld. It will be the duty of CWH, and not of Executone or Unistar, to control directly the time and manner of the work and services to be performed by the employees of CWH and to comply with all applicable federal, state and local laws, ordinances and regulations applicable to such employees.

            24.2. Confidentiality and Confidential Information. The party receiving any confidential and proprietary information of the other ("Confidential Information") from the other party shall treat all such Confidential Information which may be disclosed by the disclosing party as confidential commercial property and shall not use or disclose to others, except as provided by this Agreement, any Confidential Information which may heretofore or hereafter come within the knowledge of the receiving party in performing its duties hereunder. This limitation on disclosure shall extend to the substance of any discussions concerning the Confidential Information. The foregoing shall not prevent the receiving party (a) from making use of or disclosing to others information which the receiving party can show has become part of the public domain other than by acts or omissions of the receiving party; (b) which the receiving party can show has been furnished to him/her by third parties as a matter of right, without restriction on disclosure; (c) which the receiving party can show was in his/her possession prior to disclosure of the information from the disclosing party to the receiving party; or (d) which is required to be disclosed to a court of law or governmental agency as a matter of law. (In the event of the occurrence of a disclosure pursuant to subparagraph (d), the receiving party agrees to notify the disclosing party promptly of the disclosure and of the circumstances concerning the disclosure and agrees to take whatever legal steps are necessary to assist the disclosing party in protecting the Confidential Information.)

            24.3. Governing Law. This Agreement shall be governed by the laws of the California. All disputes hereunder shall be resolved in the applicable state or federal courts of the California. The Parties consent to the jurisdiction of such courts, agree to accept service of process by mail, and waive any jurisdictional or venue defenses otherwise available.

            24.4. Nonwaiver. The failure of either party to demand strict performance of the terms of this Agreement or to exercise any right conferred by this Agreement will not be construed as a waiver or relinquishment of its right to assert or rely on any such term or right in the future.

            24.5. Severability. If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other provision, and such invalid provision shall be deemed to be severed from the Agreement.

            24.6. Assignment and Subcontracting. CWH may subcontract or otherwise hire any reasonable resources necessary to perform the services or meet its obligations hereunder at a rate of no more than Eighty Dollars ($80) per hour without Executone's or Unistar's approval. Any resources to be billed or charged to Executone or Unistar at a rate of more than Eighty Dollars ($80) per hour must be approved by Executone or Unistar in writing before any charges are incurred. CWH may not assign any of its rights or obligations hereunder without Executone's or Unistar's prior written consent which consent by Executone or Unistar shall not be unreasonably withheld. CWH may engage temporary consultants as they would employees should the need arise.

            24.7. Survival. All warranties, indemnities, intellectual property, ownership and confidentiality rights and obligations provided herein will survive the termination, completion or cancellation of this Agreement.

            24.8. Amendments. No amendment, modification or waiver of any term of this Agreement will be effective unless set forth in writing signed by Executone, Unistar and CWH.

            24.9. Headings. Headings contained in this Agreement are inserted for convenience and will have no effect on the interpretation or construction of this Agreement.

            24.10. Publicity. Each party agrees that no information relative to the Agreement will be released for publication, advertising or any other purpose without the other party's prior written consent.

            24.11 Counterparts. The Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which when taken together will constitute one and the same document

            24.12. Negotiated Agreement. This Agreement and the exhibits represent the negotiated agreement of both Parties and will not be construed against a drafting party. In the event of any conflict or inconsistency between the Agreement or any of the exhibits, the terms of this executed Agreement will control.

            24.13. Entire Agreement. The Agreement and the exhibits constitute the entire agreement of the Parties with respect to the subject matter and supersedes any prior or contemporaneous agreement or understanding between the Parties.

            24.14. Termination of Letter of Intent. The Parties hereby agree that the Letter of Intent to Enter into Joint Venture dated September 5, 1996, between CWH and Executone is terminated and shall be of no further force and effect.

            24.15. Notices. Notices provided will be in writing and sent by certified mail, return receipt requested. Notices to CWH will be sent to Kendell
R. Lang, CEO, CasinoWorld Holdings, Ltd., 915 Camino del Mar, Suite 100, Del Mar, California 92014. Notices sent to Executone and Unistar will be sent to Barbara Anderson, Esq., Vice President and General Counsel, Executive Information Systems, Inc., 478 Wheelers Farms Road, Milford, Connecticut 06460.

            24.16. Force Majeure. No party will be responsible or liable for delay in the performance of their respective obligations under the Agreement due solely to circumstances beyond their control, including events of force majeure; provided, however, that the party experiencing the force majeure will exercise best efforts to attempt to overcome any force majeure impediment to its performance and will notify the other party in writing of the force majeure impediment and the efforts taken to overcome the force majeure impediment.

            24.17. Termination for Change in Law. If any federal, state, municipal or local law, regulation, ordinance, order, ruling, judgment, consent decree or other governmental action becomes effective that, in the reasonable opinion of Executone or Unistar, makes the Services to be provided pursuant to the Agreement, or the Project as contemplated by the Agreement, unlawful or impracticable or materially reduces the value of the Agreement to Unistar, Unistar or Executone may terminate the Agreement as of the effective date of the law, regulation, ordinance, order, ruling, judgment, consent decree or action provided 30 days prior written notice is provided to CWH. If the Agreement is so terminated, Executone and Unistar will have no liability to CWH after the effective date of termination with the exception of fees earned and all documented nonrecoverable costs properly incurred by CWH, including subcontractors hired by CWH to work on the Project, on behalf of Executone and Unistar in connection with the Agreement prior to the date of termination. CWH will immediately deliver to Executone and Unistar documentation for all such fees and costs.

      IN WITNESS WHEREOF, the Parties hereto have entered into this Agreement as of the date first written above.


CASINOWORLD HOLDINGS, LTD.

By: /s/ Kendell R. Lang
    -------------------------------
Title: Chief Executive Officer


UNISTAR ENTERTAINMENT, INC.

By: /s/ Michael W. Yacenda
    -------------------------------
Title:   President


EXECUTONE INFORMATION SYSTEMS, INC.

By: /s/ Michael W. Yacenda
    -------------------------------
Title: Executive Vice President

                                    EXHIBIT A

                           Specifications for Web Page

                                    EXHIBIT A

                           Specifications for Software

                                    EXHIBIT B

                                    Timetable

                                    EXHIBIT C
                                Listed Materials

                                    EXHIBIT D
                                 Subcontractors

1.    Random Games, Inc.

2.    Stellcom Technologies, Inc.